Exhibit 10.1

FORM OF
AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated as of January 7, 2011, is by and between Pacific Ethanol, Inc., a Delaware corporation with offices located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A.           On or about September 27, 2010, the Company issued (i) $35,000,000 in aggregate principal amount of its senior convertible notes (the “Notes”) and (ii) a warrant (the “Warrant”) to purchase the Company’s common stock, $0.001 par value per share (the “Common Stock”) pursuant to a Securities Purchase Agreement dated as of September 27, 2010 (the “Existing Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto (collectively, the “Investors”).  Capitalized terms not defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreement as amended hereby.

B.           In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated as of September 27, 2010 (the "Existing Registration Rights Agreement"), by and between the Company and the Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Existing Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

C.           The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Holder shall amend certain of the Transaction Documents (as defined in the Existing Securities Purchase Agreement), (ii) the Company and the Holder shall exchange a Note with an aggregate principal amount of $[          ] of the Holder (the “Existing Note”) for a senior convertible note in the form attached hereto as Exhibit A (the "Exchanged Note"), with an aggregate principal amount of $[          ], convertible into Common Stock  in accordance therewith (the Exchanged Note as converted, the "Exchanged Note Conversion Shares") and (iii) the Company and the Holder shall exchange a Warrant (the “Existing Warrant”) exercisable into [      ] shares of Common Stock for a warrant to purchase Common Stock of the Company (the "Exchanged Warrant") exercisable into [      ] shares of Common Stock (the Exchanged Warrant as exercised, the "Exchanged Warrant Shares").

D.           The exchange of the Existing Note for the Exchanged Note and the Existing Warrant for the Exchanged Warrant are each being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act .

E.           As a closing condition to the transactions contemplated hereby, each of the holders of Notes as of the date hereof other than the Holder (the “Other Holders”) are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting the different (i) principal amount of each Exchanged Note (as defined in each Other Agreement (as defined below)) (collectively, the “Other Exchanged Notes”, and together with the Exchanged Note, the “Exchanged Notes”), convertible into Common Stock in accordance therewith (the Other Exchanged Notes, as converted, the "Exchanged Other Note Conversion Shares", and together with the Exchanged Note Conversion Shares, the “Exchanged Conversion Shares”) and (ii) number of shares of Common Stock (collectively, the "Exchanged Other Warrant Shares", and together with the Exchanged Warrant Shares, the “Exchanged Warrant Shares”) issuable upon exercise of each Exchanged Warrant (as defined in each Other Agreement) (collectively, the “Other Exchanged Warrants”, and together with the Exchanged Warrant, the “Exchanged Warrants”, and together with the Exchanged Warrant Shares, the Exchanged Conversion Shares and the Exchanged Notes, the “Exchanged Securities”), in each case, being issued to such Other Holder in exchange for the Notes or Warrants, as applicable, of such Other Holders) (the "Other Agreements", and together with this Agreement, the "Agreements").

A G R E E M E N T

1.           Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below) the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (i) the Existing Note for the Exchanged Note and (ii) the Existing Warrant for the Exchanged Warrant.  At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1           Delivery.  In exchange for (i) the Existing Note, the Company shall deliver or cause to be delivered to the Holder the Exchanged Note and (ii) the Existing Warrant, the Company shall deliver or cause to be delivered to the Holder the Exchanged Warrant.  The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Note and the Existing Warrant, as soon as commercially practicable following the Closing.  As of the Closing Date, all of the Holder’s rights under the Existing Note and the Existing Warrant shall be extinguished.

1.2           Other Documents.  The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.3           Purchase Price.  The Exchanged Note shall be issued to the Holder in exchange for the Existing Note and the Exchanged Warrant shall be issued to the Holder in exchange for the Existing Warrant, in each case, without the payment of any additional consideration.

1.4           Closing.  Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Holder or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on January __, 2011 or such other date as is mutually acceptable to the Holder and the Company (the ”Closing Date”).

2.           Amendments to Transaction Documents.

2.1           Ratifications.  Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Existing Securities Purchase Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, to the "Securities Purchase Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Existing Registration Rights Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Existing Registration Rights Agreement shall mean the Existing Registration Rights Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents to the "Registration Rights Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Registration Rights Agreement  shall mean the Registration Rights Agreement as amended by this Agreement.

2.2           Amendments to Existing Registration Rights Agreement.  On and after the Closing Date, the Existing Registration Rights Agreement is hereby amended as follows:

(a)         The defined term "Required Registration Amount" is hereby amended by adding the following:

Notwithstanding the foregoing, with respect to the initial Registration Statement filed hereunder, the Required Registration Amount shall mean 24,445,485 Conversion Shares and 3,333,475 Interest Shares.  The Investors further acknowledge that notwithstanding anything to the contrary in the Transaction Documents, in no event shall the Company be required to file a Registration Statement after the six month anniversary of the date hereof (or, if a Current Public Information Failure then exists, such later initial date thereafter when such Current Public Information Failure is cured).

(b)         The defined term "Effectiveness Deadline" is hereby amended and restated as follows:

“Effectiveness Deadline” means (i) with respect to the initial Registration Statement (which, for the avoidance of doubt, shall be the Registration Statement with respect to the Required Registration Amount of Registable Securities filed immediately following the voluntary withdrawal of the Registration Statement with respect to Registrable Securities filed with the SEC prior to the date of the Amendment and Exchange Agreements) required to be filed pursuant to Section 2(a), the earlier of (A) the 134th calendar day after the date of the Securities Purchase Agreement and(B) the 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement (or the 120th calendar day after such date in the event that such Registration Statement is subject to review by the SEC) and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

2.3            Amendments to Transaction Documents.  On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:

(a)         The defined term "Notes" is hereby amended and restated as “Exchanged Notes (as defined in the Amendment and Exchange Agreements)”.

(b)         The defined term "Conversion Shares" is hereby amended and restated as “Exchanged Conversion Shares (as defined in the Amendment and Exchange Agreements)”.

(c)         The defined term "Warrants" is hereby amended and restated as “Exchanged Warrants (as defined in the Amendment and Exchange Agreements)”.

(d)         The defined term "Warrant Shares" is hereby amended and restated as “Exchanged Warrant Shares (as defined in the Amendment and Exchange Agreements)”.

(e)         The defined term "Amendment and Exchange Agreements” shall mean “those certain Amendment and Exchange Agreements, dated as of January __, 2011, each by and between the Company and each Holder”.

(f)         The defined term "Transaction Documents" is hereby amended to include the Amendment and Exchange Agreements.

3.           Company Representations and Warranties.

3.1           Organization and Qualification.  Each of the Company and its Subsidiaries (as defined in the Exchanged Notes) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company  to perform any of its obligations under any of the Transaction Documents (as defined below). Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

3.2           Authorization and Binding Obligation.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchanged Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, (i) the issuance of the Exchanged Notes and the reservation for issuance and issuance of Exchanged Conversion Shares issuable upon conversion of the Exchanged Conversion Shares and (ii) the issuance of the Exchanged Warrants and the reservation for issuance and issuance of Exchanged Warrant Shares issuable upon exercise of the Exchanged Warrant Shares, in each case, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

3.3           No Conflict.  The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchanged Notes and reservation for issuance and issuance of the Exchanged Conversion Shares) will not (i) (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

3.4           No Consents.  Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.  Except as set forth on Schedule 3.4, the Company is not in violation of the requirements of the Principal Market (other than the minimum bid price per share of $1.00) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

3.5           Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchanged Securities is exempt from registration under the Securities Act.  The offer and issuance of the Exchanged Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

3.6           Issuance of Exchanged Securities.  The issuance of the Exchanged Notes and the Exchanged Warrants are duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.  Upon issuance or conversion in accordance with the Exchanged Notes, the Exchanged Conversion Shares and the Interest Shares, respectively, and upon exercise of the Exchanged Warrants, the Exchanged Warrant Shares, in each case, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

3.7           Transfer Taxes.  On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchanged Notes and Exchanged Warrants to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

3.8           SEC Documents; Financial Statements. Except as disclosed in Schedule 3.8, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Holders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system requested by the Holders or their respective representatives. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to any of the Holders which is not included in the SEC Documents (including, without limitation, information referred to in Section 2(e) of this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

3.9           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which, 91,627,012 are issued and outstanding and 14,950,148 shares are reserved for issuance pursuant to securities (other than the Exchanged Notes and the Exchanged Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which 1,251,494 are issued and outstanding.  No shares of Common Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  5,572,637 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined in the Exchanged Note), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Schedule 3.9: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holders true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents

3.10           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that each of the Holders will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Holders regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

4.           Holder's Representations and Warranties.  As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Holder represents, warrants and covenants with and to the Company as follows:

4.1           Ownership of Existing Note.  The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

4.2           Reliance on Exemptions.  The Holder understands that the Exchanged Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchanged Securities.

4.3           No Governmental Review.  The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchanged Securities.

4.4           Validity; Enforcement.  This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.5           No Conflicts.  The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.           Covenants.

5.1           Reasonable Best Efforts.  The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.  The Holder shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.

5.2           Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material Agreements (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Exchanged Notes and the form of the Exchanged Warrants) (including all attachments, the “8-K Filing”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

5.3           Fees.  The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) (the “Lead Investor Counsel Expenses”).

5.4           Holding Period.  For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the Exchanged Notes (and upon conversion of the Exchanged Notes, the Exchanged Conversion Shares) may be tacked onto the holding period of the Existing Notes and (iii) the Exchanged Warrants (and upon exercise of the Exchanged Warrants, the Exchanged Warrant Shares (if acquired using a Cashless Exercise (as defined in the Exchanged Warrant))) may be tacked onto the holding period of the Existing Warrants, and the Company agrees not to take a position contrary to this Section 4.4.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchanged Conversion Shares and Exchanged Warrant Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

6.           Conditions to Company's Obligations Hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

6.1           The Holder shall have duly executed this Agreement and delivered the same to the Company.

6.2           Each of the Other Holders shall have duly executed the Other Agreement of such Other Holder and delivered the same to the Company.

6.3           The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

7.           Conditions to Holder's Obligations Hereunder.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1           The Company shall have duly executed and delivered this Agreement to the Holder.

7.2           The Company shall have paid the Lead Investor Counsel Expenses to Greenberg Traurig LLP by wire transfer of U.S. dollars and immediately available funds in accordance with the written instructions of Greenberg Traurig LLP delivered to the Company on or prior to the Closing Date.

7.3           The Company shall have duly executed and delivered to the Holder the Exchanged Note and the Exchanged Warrant.

7.4           The Company shall have delivered to the Holder a copy of each Other Agreement, duly executed and delivered by the Company and each Other Holder party thereto.

7.5           The Holder shall have received the opinion of Rutan & Tucker, LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to the Holder.

7.6           The Company shall have delivered to the Holder a certificate, in the form acceptable to the Holder, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions authorizing the transactions contemplated hereby as adopted by the Company’s board of directors, in a form reasonably acceptable to the Holder, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

7.7           Each and every representation and warranty of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

7.8           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market.

7.9           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Agreements.

7.10           The Company shall have delivered to the Holder such other documents relating to the transactions contemplated by this Agreement as the Holder or its counsel may reasonably request.

8.           Termination.

In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 6 and 7 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Agreements, as in effect prior to the execution of this Agreement.

9.           Miscellaneous.

9.1           Miscellaneous Provisions.  Section 9 of the Existing Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

9.2           Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this Section 9.2 shall apply similarly and equally to each Settlement Document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC ETHANOL, INC.

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:
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By:
Name:
Title: